Exhibit 10.1

JV Agreement (Execution Version)                                             合资协议（签署版）

中国重汽集团青岛众齐新能源汽车有限公司

合资经营协议

Sinotruk Qingdao Zhongqi New Energy Automobile Co., Ltd

Joint Venture Agreement

2017年11月30日

November 30, 2017

目录

Content

第一条总则5

Clause 1: General Provisions5

第二条合资各方5

Clause 2 The Parties to The Agreement5

第三条定义6

Clause 3 Definition6

第四条合资公司9

Clause 4 The JVC9

第五条合资公司的宗旨、经营范围和规模10

Clause 5 Purpose, Scope of Business and Scale of the JVC10

第六条合资公司的投资总额和注册资本12

Clause 6 Total Investment and Registered Capital of the JVC12

第七条董事会17

Clause 7 The Board of Directors of JVC17

第八条监事会24

Clause 8 Supervisors Board24

第九条经营管理机构26

Clause 9 Management Organization of the JVC26

第十条技术许可与研发29

Clause 10 Technology Licensing and Development29

第十一条生产计划、购买和销售33

Clause 11 Production Plan, Purchase and Sale33

第十二条不竞争36

Clause 12 Non-competition36

第十三条银行帐户和外汇安排37

Clause 13 Bank Account and Foreign Exchange Arrangement37

第十四条财务、会计、审计、保险37

Clause 14 Finance, Accounting, Auditing and Insurance37

第十五条税务40

Clause 15 Tax40

第十六条合资公司职工的雇佣、解雇及工资、福利40

Clause 16 Employment, Dismissal and Wages and Benefits of the Employees40

第十七条工会41

Clause 17 Labor Union41

第十八条期限、解散和清算43

Clause 18 Term, Dissolution and Liquidation43

第十九条不可抗力46

Clause 19 Force Majeure46

第二十条保密47

Clause 20 Non-Disclosure47

第二十一条违约责任48

Clause 21 Liability for Breach of This Agreement48

第二十二条修改49

Clause 22 Modification49

第二十三条无效50

Clause 23 Invalidity50

第二十四条完整协议50

Clause 24 Entire Agreement50

第二十五条公告51

Clause 25 Announcement51

第二十六条陈述与保证52

Clause 26 Representations and Warranties52

第二十七条条款的约束力53

Clause 27 Binding Force of the Terms53

第二十八条不转让53

Clause 28 Non-Transfer53

第二十九条弃权54

Clause 29 Waiver54

第三十条争议的解决54

Clause 30 Dispute Resolution54

第三十一条协议文件和文字55

Clause 31 Counterparts; Language55

第三十二条本协议的有效期56

Clause 32 Term of Joint Venture Agreement56

第三十三条通知57

Clause 33 Notice57

第1条	总则

Clause 1: General Provisions

根据《中华人民共和国中外合资经营企业法》、《中华人民共和国公司法》和中华人民共和国（以下简称“中国”）其他法律法规，甲乙丙（以下简称“各方”）三方本着平等互利的原则，经友好协商同意在中国山东省青岛市黄岛区共同投资设立合资经营企业，特订立本协议（以下简称“合资协议”）。

According to Chinese and Foreign Equity Joint Ventures Law, Company Law and other laws and regulations of the People's Republic of China (hereinafter referred to as “PRC” or “China”), after friendly consultation, adhering to the principles of equality and mutual benefit, Party A, B and C (hereinafter referred to as “the Parties”) enter into this Joint Venture Agreement (this “Agreement”) to establish a joint venture company in Huangdao District, Qingdao City, Shandong province, P.R.C.

第2条	合资各方

Clause 2 The Parties to The Agreement

本协议的签约方情况如下：

The Parties to the Agreement are as follows:

甲方：中国重型汽车集团有限公司（“中国重汽”），一家根据中国法律注册成立的有限责任公司，其注册地址为中国山东省济南市高新技术开发区华奥路777号中国重汽科技大厦，法定代表人马纯济（董事长，中国国籍）。

Party A: China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”), a limited liability company incorporated under the laws of China, whose registered office is located at Sinotruk Tower, No. 777 Hua’ao Road, Innovation Zone, Jinan, Shandong Province, China, with its legal representative: Ma, Chunji (Chairman, Chinese).

乙方：UQM 科技股份有限公司（“UQM”），一家依据美国科罗拉多州法律注册成立的有限责任公司，其注册地址为：4120 Specialty Place, Longmont, CO 80504，法定代表人Joseph R. Mitchell（总裁兼首席执行官，美国）。

Party B: UQM Technologies, Inc. (“UQM”), a limited liability company incorporated under the laws of Colorado, United States, whose registered office is located at: 4120 Specialty Place, Longmont, CO 80504, with its legal representative: Joseph R. Mitchell  (President & Chief Executive Officer,  USA).

丙方：中国重汽地球村投资有限公司（“重汽地球村”），一家根据中国香港法律注册成立的有限责任公司，其注册地址香港干诺道中168-200号信德中心西座2909室，法定代表人马纯济（董事长，中国国籍）。

Party C: Sinotruk Global Village Investment Limited (“SGVIL”), a limited liability company incorporated under the laws of Hong Kong, China, whose registered office is located at Room 2909, West Wing, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong, with its legal representative: Ma, Chunji (Chairman, Chinese).

第3条	定义

Clause 3 Definition

除因特殊需要在本合资协议上下文中另有明确含义外，下列名词词语在本协议中的定义如下：

Unless otherwise defined herein for other specific needs, the following terms shall have the meanings as follows:

3.1 合资公司或公司是指甲乙丙各方合资经营的中国重汽集团青岛众齐新能源汽车有限公司。

3.1 The “JVC” or the “Company” refers to Sinotruk Qingdao Zhongqi New Energy Automobile Co., Ltd.

3.2 “关联公司”就协议一方而言，指直接或间接通过拥有表决权股份或其它方式控制该方、受该方控制或与该方一道处于共同控制之下的任何公司或实体，但不包括本协议的一方。如果该等公司或实体直接或间接通过拥有另一家公司或实体百分之五十（50%）或以上表决权股份来支配或获得支配另一家公司或实体的管理或政策的权力，或具有委派或选举另一家公司或实体的董事会大部分成员的权力，则该等公司或实体应被视为“控制”另一公司或实体。在中国，本协议第3.2条中所使用的“公司”一词应包括任何类型的企业单位，而“控制”一词也应包括拥有百分之五十（50%）或以上注册资本或委派某一企业单位的总经理、厂长或其他主要负责人的权力。

3.2 “Affiliate” means, in respect of a Party, any company or entity other than a Party to this Contract which, through ownership of voting stock or otherwise, directly or indirectly, controls or is controlled by, or under common control with that Party; a company or an entity shall be deemed to “control” another company or entity if the former possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the latter by means of ownership of fifty percent (50%) or more of the voting stock or the power to appoint or elect a majority of directors of the latter company or entity.  Within the PRC, the term “company” as used in this Article 3.2 shall include any kind of business entity, and the term “control ” shall also include ownership of fifty percent (50%) or more of registered capital or the power to appoint the general manager, factory chief or other principle person in charge of a business entity.

3.3 “协议产品”是指公司按本协议所列的要求而设计、生产、制造的、并由乙方根据本协议3.8款所述技术许可和服务协议授权给公司用于生产及销售的产品型谱，包括Power Phase Pro和Power Phase HD电机产品系列（含例如运用软件等电机控制系统，但不包括源代码）有关产品。

3.3 The “Products” means UQM’s product portfolio, including Power Phase Pro and Power Phase HD motor product lines (including motor control system such as application software but excluding source code), licensed to the JVC pursuant to the

Technology License and Service Agreement as described in Article 3.8 that is designed, manufactured and produced by the JVC for its manufacture and sale pursuant to this Agreement.

3.4 “技术支持”是指由乙方根据技术许可和服务协议向合资公司全面提供生产型谱中产品所需的所有技术数据、生产与检测所需工艺装备、物料清单、其现有供应链以及相关建议。

3.4 “Technical Support” means required technical data enabling and support services to be provided by Party B to the JVC to manufacture and sell the Products listed in the products portfolio, the facilities for manufacturing and testing of the Products, bills of material, current supply chain and recommendations, all as set forth in the Technology License and Service Agreement.

3.5 “协议”是指本协议及其附件。

3.5 The “Agreement” refers to this Agreement and its exhibits.

3.6 “主管机关”是指商务部门、工商行政管理部门或其他部门，视具体情况而定。

3.6 The “Competent Authorities” refer to the commercial authorities, the industrial and commercial authorities or other governmental authorities, as the case may be.

3.7 “中国重汽-UQM购股协议”是指甲方及其关联公司作为协议一方、乙方作为协议另一方，于2017年8月25日签署的关于甲方及其关联公司同意投资乙方的股票购买协议。

3.7 “Sinotruk-UQM SPA” refers to the Stock Purchase Agreement dated August 25, 2017 between and among Party A and its affiliate as one party, and Party B as the other, by which Party A and its affiliate agree to invest in Party B.

3.8 “技术许可和服务协议”是指合资公司与UQM于2017年11月6日签订的乙方许可合资公司使用其技术的协议。

3.8 “Technology License and Service Agreement” refers to the agreement which has been signed by the JVC and UQM on November 6, 2017, under which UQM will agree to grant a license to the JVC to use its Licensed Technology.

3.9 “许可技术”与技术许可与服务协议中许可技术的含义相同。

3.9 “Licensed Technology” has the same meaning as defined in the Technology License and Service Agreement.

3.10 “重汽桥箱公司”指中国重汽集团济南桥箱有限公司，是中国重汽的一家子公司，其依据中国法律设立并存续。

3.10 “Sinotruk Jinan Axle Co., Ltd.” refers to a subsidiary of CNHTC established and existing under the Laws of P.R. China.

3.11 “重汽变速箱部”指中国重汽集团济南动力有限公司变速箱部。

3.11 “Sinotruk Transmission Division” refers to the Transmission Division of Jinan Power Co., Ltd. of CNHTC.

3.12 “中国”指中华人民共和国

3.12  “PRC” or “China” means the People’s Republic of China.

第4条	合资公司

Clause 4 The JVC

4.1 名称和地址

合资公司中文名称为中国重汽集团青岛众齐新能源汽车有限公司，

英文名称为Sinotruk Qingdao Zhongqi New Energy Automobile Co., Ltd.，

法定地址为山东省青岛市黄岛区团结路2877号青岛中德生态园管委会297房间。

4.1 Name and Address:

The Chinese name of the Company shall be 中国重汽集团青岛众齐新能源汽车有限公司;

The English name of the Company shall be Sinotruk Qingdao Zhongqi New Energy Automobile Co., Ltd.;

The registered address of the Company shall be at Room 297, Administrative of Qingdao China-Germany Eco Park, No.2877, Tuanjie Rd., Huangdao district, Qingdao city, Shandong province, China.

4.2 合资公司是中华人民共和国法人，其一切活动必须遵守中华人民共和国的法律、法令、条例和规定。合资公司的合法权益受中国法律保护。

4.2 The JVC shall be a legal person of China.  All its operating activities shall be in compliance with the laws, decrees, ordinance and rules of China and its interests shall be protected by the laws of China.

4.3 合资公司的组织形式为有限责任公司。合资各方以其各自认缴的出资额为限为合资公司承担责任、各方按其出资额占注册资本的比例分享利润和分担风险及亏损。合资公司以其全部财产对公司的债务承担责任。

4.3 The JVC shall be organized as a limited liability company.  Each Party shall be liable to the extent of the capital contribution which it has subscribed for.  The Parties shall share profits, risks and losses in proportion to their contribution to the registered capital.  The JVC is liable for the debts of the Company to the extent of all of its assets.

4.4 根据业务发展需要，经董事会同意，报相关主管机关批准（如果需要）后，公司可在中国设立分公司、子公司、关联公司、办事处和代理机构，或在其他国家和地区设立销售机构。

4.4 In accordance with the business development requirements, subject to the approval of the Board of Directors, after reporting to the competent authorities for approval (if required), the JVC may set up branches, subsidiaries, affiliates, offices or agencies in China, or distribution network in other countries and regions.

第5条	合资公司的宗旨、经营范围和规模

Clause 5 Purpose, Scope of Business and Scale of the JVC

5.1 公司的宗旨是在中国设计、生产、制造和销售用于变速电机的电机系统，其中包括电机、电控和电动车桥等（包括乙方许可给合资公司的产品型谱中的所有现有产品）产品。乙方应按照中国市场的需求，在新产品的开发和产品改进方面支持合资公司的销售、应用设计和有关产品服务。根据新产品的范围和技术组合的具体条件，将由合资公司或UQM主导新产品的设计开发。新产品的主导开发责任归属将由合资公司董事会决定。

5.1 The purpose of the JVC is to design, produce, manufacture,  and market electric motor systems with transmission related motors, including inverters/controllers and E-axles in the electric vehicle market domestically in China (including all existing products in the product portfolio licensed to the JVC by UQM).  Party B shall support the JVC’s sales, applications engineering and related products service in development of new products and product enhancements as demanded by the Chinese market.  The JVC or UQM may take the lead on engineering new products depending on scope and skill set availability.  Lead engineering assignment on new products will be determined by the JVC Board.

5.2 公司的经营范围如下(以主管机关批准的经营范围为准)：

5.2 The scope of business is as follows, upon the approval of Competent Authorities:

（１）研发、制造和销售新能源车辆的电机、电机控制系统、电动车桥以及以电机为主要组成部分的电动驱动解决方案等产品，提供相关售后服务；

(1) The development, manufacture and sales of the products such as motor, motor control system, e-axle, and e-drive solutions mainly based on the motor, etc. for new energy vehicles, as well as providing related after-sales service;

（2）匹配电机的系列化电驱车桥（E-axle）的组装业务；

(2) Assembly operations of a series of E-axles matched motors and inverters/controllers;

（3）电机与适用变速箱组合产品的组装业务；

(3) Assembly operations of the motor with applicable transmission products;

（4）销售合资公司生产的协议产品。

(4) The marketing of the Products produced by the JVC.

5.3 投资规模如下：

5.3 The scale of investment is as follows:

在不违反中国与美国相关进出口控制法律规定的前提下，乙方将就工艺开发及质量体系提供所有文件，并就固定设备、基础设施需求及测试设备提供建议，并在一期全面建成可提供年产能至少为5万套系统（两班制）的生产设施。预计该5万台套的构成比例为，客车2.5万台套，轻卡2万台套，重卡等其他应用5000台套。

Subject to applicable export and import control laws of the U.S. and China, UQM shall provide the Company with all the pertinent documents of process development and quality control; proposals on facilities, required infrastructure and test equipment, with a minimum annual capacity of 50,000 e-drive systems on two shifts for the first phase.  These 50,000 systems are estimated to consist of 25,000 systems for buses, 20,000 systems for LDT and 5,000 systems for other applications such as HDT.

5.4 合资公司的首要目标市场为中国和境外的电驱商用车（客车、卡车及其他商用车、机场拖车、建筑设备等等）市场。在符合本协议规定的前提下，合资公司有权决定拓展其他目标市场。

5.4 The primary target market for the JVC will be the China and overseas commercial vehicle market of e-drive commercial vehicles (buses, trucks and other commercial vehicles, airport tugs, construction equipment, etc.).  Subject to the terms and conditions of this Agreement, the JVC shall be entitled to explore other target markets at its full discretion.

第6条	合资公司的投资总额和注册资本

Clause 6 Total Investment and Registered Capital of the JVC

6.1  合资公司已由甲方和丙方于2017年2月6日在青岛市共同出资成立，统一社会信用代码91370200MA3D616402。本协议生效前，合资公司的投资总额为人民币57,000万元，注册资本为人民币20,000万元，股东、注册资本出资额及持股比例如下：

（1）	中国重汽，出资额为人民币10,000万元，持股50%；
（2）	重汽地球村，出资额为人民币10,000万元，持股50%。

截至本协议签署之日，重汽地球村已经缴纳出资1000万美元，其余尚未缴付。

6.1 The JVC has been established at Qingdao City by Party A and Party C since February 6, 2017 with unified social credit code 91370200MA3D616402.  Before this Agreement becomes effective, the total investment amount of the Company is RMB 570 million Yuan, and the registered capital is RMB 200 million Yuan.  The shareholders, their respective contributions to the registered capital, and their respective share percentages are shown as below,

(1) CNHTC, with its capital contribution of RMB 100 million Yuan, holding 50% equity interests of the Company,

(2) SCVIL, with its capital contribution of RMB 100 million Yuan, holding 50% equity interests of the Company,

As of the date of the Agreement, SCVIL has made a capital contribution in an amount of USD 10 million dollars, and the rest has not been paid.

6.2 各方同意，为完成本次合资， 合资公司的投资总额由人民币57,000万元调整为美元7200万元.

6.2 All parties agree that in order to achieve the goal of this Agreement, the proposed total investment of the JVC shall be adjusted from the original RMB 570 million to USD 72 million dollars.

6.2.1 各方同意，为完成本次合资，先由甲方和丙方对合资公司注册资本调整为美元2400万元，乙方配合（如需）。合资完成后，各方的出资方式及持股比例如下：

（1）	中国重汽，出资额为等值美元1200万元的人民币，股权比例50%；
（2）	UQM，出资额为美元600万元，股权比例25%；
（3）	重汽地球村，出资额为美元600万元，股权比例25%。

在本协议获得有关部门批准后，则各方以现金出资，但UQM的出资义务将以其收到根据中国重汽-UQM购股协议的第二期融资为条件。

6.2.1 To consummate this joint venture, the Parties hereby agree that Parties A and C shall undertake to adjust the registered capital of the JVC to USD 24 million dollar, but Party B shall provide assistance (if necessary)  After the establishment of the JVC, the Parties shall contribute their respective shares as below,

(1) CNHTC, with its capital contribution equivalent to USD 12 million in RMB, holding 50% equity interests of the Company,

(2) UQM，with its capital contribution of USD 6 million, holding 25% equity interests of the Company,

(3) SGVIL, with its capital contribution of USD 6 million, holding 25% equity interests of the Company.

All Parties shall make the capital contribution to the Company in cash after this Agreement is approved by the Competent Authorities, provided that, UQM’s obligation to fully make the capital contribution shall be contingent upon its receipt of the Second Tranche financing pursuant to the Sinotruk-UQM SPA.

6.2.2 中国重汽和重汽地球村连带陈述他们在公司中的股权、公司资产不受任何留置权、产权及其他形式责任的限制。在法律允许的最大限度内，中国重汽和重汽地球村将对UQM在本协议生效前，因中国重汽、重汽地球村或公司之作为或不作为而导致UQM及公司所承担的责任、收到的任何惩罚或其他形式的责任进行补偿（包括但不限于合理的律师费），并使其免受伤害。

6.2.2 CNHTC and SGVIL hereby jointly and severally represent that their equity interests in the Company and the Company’s assets are free from any liens, encumbrances and liabilities of all kind.  To the fullest extent permitted by law, CNHTC and SGVIL will indemnify and hold harmless UQM for any liabilities, penalties or other obligations imposed upon UQM or the Company including, but not limited to reasonable attorney’s fees, caused by any act or failure to act by any of CNTHC, SGVIL or the Company prior to the date that this Agreement becomes effective.

6.3.1各方应在不迟于2017年12月31日前缴付各自应出资额度的16.7%，2018年6月30日前缴付33.3%，2018年12月31日前缴付剩余的50%。UQM的出资义务将以其收到根据中国重汽-UQM购股协议的第二期融资为条件。合资公司在收到各方缴付的出资后三十（30）日内向各方出具出资证明书。

The Parties shall make 16.7% of the above contribution as per their respective due responsibility to the JVC no later than December 31, 2017; the second contribution payment shall be 33.3% and to be made no later than June 30, 2018; the rest 50% of due contribution shall be made no later than December 31, 2018. UQM’s obligation to fully make the capital contribution shall be contingent upon its receipt of the Second Tranche financing pursuant to the Sinotruk-UQM SPA. The JVC shall issue a certificate of capital contribution to the Parties within 30 days upon receipt of the contribution.

根据合资公司工作进度，资金安排不足部分由合资公司贷款解决。

According to the operational progress of the JVC, any shortfall in capital shall be made up by bank debt.

6.3.2 在完成本次合资后的一（1）到三（3）年内，在ＵＱＭ认缴的600万美元注册资金已缴足、履行技术许可和服务协议、合资公司的协议产品已释放市场的前提下，UQM有权进一步将其所持股比增加至33%, 股权增持的对价按照届时市场价格执行。

6.3.2 UQM is entitled to further increase its shares to a total of 33% in the following one (1) to three (3) years after establishment of the JVC, subject to the following prerequisites: the subscribed capital of UQM, which is 6 million dollar, has been paid in; the Technology License and Service Agreement has been properly performed; and the JVC has released the Products to the market.  The share increase shall be carried out on the basis of the market price at the time.

6.4 出资转让

6.4 Transfer of the capital contribution

6.4.1 一方需要把其在合资公司注册资本中所占份额的一部分或全部出售或者转让给己方的一家关联公司时，如果符合下列条件，另外两方应当以书面形式同意：①该关联公司必须按照其受让的出资额承继转让方在本协议项下的所有义务；②该等出售或转让要呈报商务主管机关批准。

6.4.1 In the event that one Party intends to transfer all or part of its shares of the registered capital to its Affiliate, the other two Parties to this Agreement shall issue a consent in writing if all the following conditions are satisfied: ① the target Affiliate is competent with performing all the obligations of that Party under this Agreement to the extent of the shareholding percentage it acquires; and ②the transfer shall be approved by Competent Authorities.

6.4.2 除上述情况外，任何一方欲转让、出售或以其他方式处置其在公司注册资本中所占份额的全部或部分，均须事先征得他方的同意，并在取得他方同意以后需按下列规定进行其在公司注册资本中所占份额的转让、出售或处置：

6.4.2 Except as described above, any Party intends to transfer, sell or otherwise dispose all or part of its shares of the registered capital of the Company, an approval must be obtained from the other two Parties in advance.  Upon approval, the Party shall conduct the transfer, sale or disposal in accordance with the following stipulations:

（１）当任何一方（以下简称“处置方”）希望转让、出售或以其他方式处置其在公司注册资本中所占份额的全部或一部分时，该处置方应书面通知合资他方，并

给与合资他方六十（60）天的优先购买权，该优先购买权的期限自合资他方收到该通知之日起算。处置方向合资他方提出的条件应与向任何第三方受让者或购买者提出的条件相同。

如果合资他方在六十（60）天内未行使其优先购买权，处置方可按向合资他方提出的相同条件，将其在注册资本中所占份额出让给第三方。

(1) when any Party (hereinafter referred to as “Disposing Party”) intends to transfer, sell or otherwise dispose all or part of its shares of the registered capital of the Company, the Party shall notify the other Parties in writing to grant them with preemptive rights for sixty (60) days. The preemptive right commences on the date the other Parties receive the notice respectively.  The conditions the Disposing Party offered to the other Parties shall be the same as those proposed to any third party, assignee or purchaser.

If the other Parties fail to exercise the preemptive right within sixty (60) days, the Disposing Party shall be entitled to transfer or sell its shares to the third party, assignee or purchaser under the same conditions.

（２）处置方应向其他方提供处置方和第三方签订的股权转让或出售协议。

(2) The Disposing Party shall present the other Parties to this Agreement with the covenant and agreement that the Disposing Party intends to execute with the third party.

（３）公司的经营和本协议的履行将不受处置方出资额的转让、出售或任何其他方式处置的影响。

(3) The daily operation and the implementation of this Agreement shall not be affected by such transfer, sale or disposal aforesaid.

（４）受让方应当以签署合资协议且成为合资协议一方的方式承担并履行本协议下相关全部义务。

(4) The assignee or the purchaser shall undertake all the responsibilities completely and perform his obligations faithfully under this Agreement by entering into this

Agreement signing joint venture contracts and becoming a Party hereof.

6.4.3 合资任何一方根据本条款的规定转让、出售或以其他方式处置其在合资公司注册资本中所占份额的全部或部分，应经公司董事会同意，并报主管部门批准。

6.4.3 The transfer, sale or otherwise disposal of the shares of the registered capital wholly or partially conducted in accordance with this clause by any Party shall be approved by the Board of Directors of the Company and reported to Competent Authorities for approval.

第7条	董事会

Clause 7 The Board of Directors of JVC

7.1 董事会由【5】人组成，其中中国重汽委派【3】人、重汽地球村委派【1】人，UQM公司委派【1】人，董事长由中国重汽委派的董事担任。董事任期为四（4）年，经委派方继续委派可以连任。合资公司的法定代表人由董事长担任。UQM在将其股权增加至公司的33%时，董事会代表各方的人数组成将根据当时各方的股权比例进行调整。

7.1 The Board of Directors of the JVC shall consist of 【5】 Directors; CNHTC shall nominate 【3】 Directors; UQM shall nominate 【1】 Director; SGVIL shall nominate 【1】Director.  The chairman shall be appointed by CNHTC.  The term of office of the directors shall be four (4) years and may serve consecutive terms if reappointed by the Party originally appointing him. The chairman shall be the legal representative of the JVC.  Upon UQM’s increase of its equity to 33% of the JVC, each Party’s representation on the Board of Directors shall be adjusted according to the Parties’ respective equity interest in the JVC.

7.2 董事会为合资公司的最高权力机构，董事会根据平等互利的原则，按照合资公司章程的规定，决定合资公司的一切重大问题。

7.2 The Board of Directors is the primary authority of the Company, and it shall decide all the major issues of the Company in accordance with the principle of equality and mutual benefit and in accordance with the provisions of the Articles of Association of the Company.

7.2.1 一致批准

7.2.1 Unanimous Approval.

有关下列事项的决议应由出席适当召集的董事会全体董事一致投票赞成方可通过：

Resolutions of the Board on any of the following matters shall be adopted only upon the unanimous affirmative voting of all Directors present at a duly convened meeting:

（1）修正章程或本协议；

(1) the amendment to the Articles of Association or this Contract;

（2）中止、终止、清算或解散公司；

(2) the suspension, termination, liquidation or dissolution of the Company;

（3）公司的合并、重组、调整资本结构或分立；

(3) the merger, reorganization, consolidation, recapitalization or division of the Company;

（4）增加或减少公司的注册资本，或者发行、出售、赎回、购买或收购公司任何股权、证券或债务证券；

(4) any increase or reduction of the registered capital of the Company or issuance, sale, redemption, purchase or acquisition of any of the Company’s equity interests, securities or debt securities;

（5）出售、出租、交换或以其他方式转让公司全部或实质上全部的业务或资产，但在正常经营过程中对存货进行的除外；

(5) sale, lease, exchange or other transfer of all or substantially all of the Company’s business or assets except inventory in the ordinary course of business;

（6）延长公司经营期限；

(6) the extension of the operating term of the Company;

（7）签订、重大修改、或者终止任何工会协议或者计划。

(7) Entering into, material amending or terminating any union agreement or plan.

（8）就公司现金或者其它财产向本公司股东发放任何股息分配。

(8) Issuing any dividend or distribution, or declaring any dividend or distribution of cash or other property to the shareholders of the Company.

（9）任免总经理、副总经理、首席财务官、审计师和其它高级管理人员，并决定其职权和待遇等；

董事会应时刻以公司利益为准，且不应在无合理理由时拒绝同意通过他方提出的任何建议或提议。

(9) to make the appointment or the removal of general manager, deputy general manager, chief financial officer, auditor and other senior management staff, and determine their functions and powers and their salaries and compensations;

The Board of Directors shall look after the interests of the JVC at all times and shall not unreasonably withhold his or her consent to any proposal or suggestion made by the other Parties.

7.2.2 简单多数批准

7.2.2 Simple Majority Approval.

除本协议第7.2.1条规定的事项外，董事会关于所有其他事项（包括但不限于以下事项）的决议均应由亲自或委托代理人出席适当召集的董事会的全体出席董事以简单多数批准方为表决通过：

Except for those matters set out in Article 7.2.1 hereof, resolutions of the Board on all other matters, including but not limited to the following matters, shall be adopted only upon the approval of a simple majority of all Directors, whether present in person or by proxy, at a duly convened meeting:

（1）采纳公司分配利润的一般原则，以及根据该等一般原则制订的任何具体利润分配计划；

(1) the adoption of the general principles for profit distribution of the Company, and any particular distribution plan that deviates from such general principles;

（2）决定年度生产计划、销售计划和发展计划;

(2) to determine annual production plan, sales plan and development plan;

（3）批准年度财务预算、决算，以及年度会计财务报表；

(3) to approve annual financial budget and final accounts, as well as annual accounting and financial statements;

（4）决定流动资金的最高限额和在此限额以上的借贷；

(4) to determine the maximum amount of current funds and borrowings exceeding such certain limit;

（5）决定年度利润分配方案；

(5) to decide annual profit distribution plan；

（6）设立或撤销分公司，子公司，关联公司，并决定其设立地点；

(6) to decide the establishment or cancellation of branches, subsidiaries, affiliated companies, and decides where they are to be established;

（7）批准总经理的年度报告；

(7) to approve the general manager's annual report;

（8）按中国有关规定，制订公司职工的工资标准、工资形式、奖励和津贴等制度；

(8) to decide the wage standards, forms of wages, awards and allowances for the employees of the Company in compliance with the relevant regulations of China;

（9）决定公司的经营方针，批准经营计划；

(9) to decide the management policy of the Company and approve the business plan;

（10）根据中国法规，决定本协议第十四条中所规定的法定公积金和任意公积金的提取比例；及

(10) to decide the withdraw proportion of the mandatory reserve and discretionary common reserve of the Company as stipulated in Clause 14 of this Agreement under the Laws of China; and

（11）更改公司名称。

(11) to change Company name.

7.3 董事的个人责任

7.3 Personal Liability of Directors.

（1）公司的董事（包括董事长和副董事长）对其代表公司在本协议、章程或董事会决议的授权范围内所采取的任何作为和不作为不承担任何个人责任，但其作为或不作为违反现行中国法律的除外；或

(1) A Director, including the Chairman and the Vice Chairman, shall not have any personal liability for any action or omission he/she undertakes for and on behalf of the Company within the scope of authorization under this Contract, the Articles of Association or the resolutions of the Board unless his/her action or omission is in breach of the then prevailing Law of the PRC; or

（2）如果董事的作为或不作为违反现行中国法律，相关董事（包括董事长和副董事长）应立即被双方免职，并且应为其招致公司的一切损失或产生的责任和开支，向公司进行赔偿，使公司免受损害。

(2) In case of his action or omission is in breach of the then prevailing Law of the PRC, the relevant Director (including the Chairman and the Vice Chairman) may forthwith be removed by the Parties as a Director and shall indemnify and hold harmless the Company against all losses incurred or liabilities and expenses caused to the Company.

（3）在有关法律允许的范围内，公司应对任何董事在诚信原则下履行义务时产生的损害或损失（包括但不限于律师费）进行补偿，但不包括违反现行中国法律的任何作为或不作为。

(3) The Company shall, to the extent permitted by the applicable Law, indemnify any Director for damages or losses including, without limitation, attorney’s fees, incurred by such Director in the performance of his obligations in good faith, excluding any action or omission in breach of the then prevailing Law of the PRC.

7.4 董事会会议

7.4 The Board Meeting

（１）董事会每年至少召开2次，由董事长负责召集并主持。如果董事长不能参加，将由董事长授权一名董事召集并主持会议。

(1) The Board of Directors shall meet at least twice yearly, and the Board Meeting shall be convened and presided over by the chairman; if the chairman is unable to participate, the chairman shall authorize a Director to convene and preside over the meeting.

（２）董事会会议应当有三分之二以上董事出席方能举行。董事不能出席的，可以出具委托书委托他人代表其出席和表决。

(2) The Board Meeting shall be held with the presence of 2/3 numbers of the Directors. If the Director is unable to attend, he may issue a written proxy to appoint a representative to attend and vote on his behalf.

（３）董事会会议一般应在公司注册地召开，董事会也可以决定在其它地点召开。

(3) The Board Meeting shall normally be held at the registered office of the Company, the Board may also decide to hold it elsewhere.

（４）董事会会议包括临时会议，至少在会议十五（15）天前以电子邮件、快递、传真通知各董事。董事的代表可以每年指定一次或每次会议前指定，作为合法代表出席任何会议。

(4) Board Meetings include special meetings.  The notice to Directors shall be made at least fifty (15) days prior to the meeting via email, courier or fax.  A proxy of a Director may be appointed annually or before each meeting in order for him to attend any meeting lawfully.

（５）每位董事（包括董事长）只有1票表决权。

(5) Each Director (including the chairman) has only one vote.

（６）董事会会议应用中英文两种文字作记录，会后将记录整理成书面文件分发各董事。各董事应在收到书面文件三十（30）天内提出修改或补充意见，否则此书面文件将被视为董事会会议的正式文件。董事会会议的通知应按本协议第33条规定的文本送交各位董事。董事会会议的正式文件经各与会董事签名后生效。

(6) The Board Meeting shall be recorded in two languages: Chinese and English, and shall be recorded and converted into written documents to be distributed to the Directors after the meeting. Each Director shall, within thirty (30) days of receipt of the written documents, make changes or additions, otherwise the written document shall be deemed to be an officially recognized document of the Board Meeting.  The notice of the Board Meeting shall be sent to the Directors in accordance with the text stipulated in Clause 33 of this Agreement.  Resolution of the Board and other important documents shall take effect upon being signed by each Director who attends the Board Meeting.

（７）董事会的一切会议文件将保存在公司总部。

(7) All the documents of the meetings of the Board shall be kept at the Company's headquarters.

（８）公司须承担董事参加董事会议所需的合理的路费以及食宿费用。

(8) The Company shall reimburse or bear all reasonable travel expenses and hotels required by the Director to attend the Board Meeting.

（9）如果全体董事在会议前或会议后签署“免予通知书”则召开董事会会议，可以免予通知。该“免予通知书”应归入会议记录档案内。

(9) A Board Meeting may be notice-exempted if all Directors sign a notice of exemption before or after the meeting.  The notice of exemption shall be included in the minutes of the meeting.

（10）经董事长批准，董事会可以以电话会议或者视频会议方式举行，采用电话会议或视频会议形式召开的董事会应满足7.4（2）的要求，且形成的决议需要各与会董事传签后生效。

(10) Subject to 7.4 (2), a Board Meeting may be held over telephone or by teleconference after chairman’s written approval.  The resolution passed in such meeting shall take effect after each Director signs it via express mail.

第8条	监事会

Clause 8 Supervisors Board

8.1 合资公司设监事会，由【3】名监事组成。每一方各委派【1】名监事，其中丙方委派的监事从本公司职工中推选。各名监事的任期为三（3）年。监事会设主席【1】名，由全体监事过半数选举通过。合资公司的董事或高级管理人员不可兼任监事。

8.1 The Joint Venture shall have 【3】 individual supervisors (“Supervisors”) to constitute the Supervisory Board.  Each Party shall appoint 【1】 Supervisor, and the supervisor nominated by Party C shall be the representative of the staff and workers of the Company.  The term of office of each Supervisor shall be three (3) years.  The Supervisory Board shall have 【1】 chairman who will be elected with votes of more than half of all supervisors.  A Director or an Officer of the JVC cannot be a Supervisor.

8.2 监事会应行使下列职权：

8.2 The Supervisors shall exercise the following powers:

（1）检查合资公司财务；

(1) to examine the financial affairs of the JVC;

（2）对合资公司的董事和高级管理人员执行职务的行为进行监督，对于违反任何法律、本协议或章程规定的任何董事或高级管理人员，向双方提出罢免的建议；

(2) to supervise the performance of duties by the Directors and Officers of the JVC, and to put forward proposals to the Parties for the removal of any Director or Officer who violates any Law, this Agreement, or the Articles of Association;

（3）提议召开临时董事会会议，出席任何董事会会议并在会议上提交提案、询问或建议(但监事在任何董事会议上不享有任何表决权)；及

(3) to propose convening of Special Board Meetings, and to attend any Board Meeting and submit motions, questions or proposals at the meeting (but the Supervisors shall not have any voting power at any Board Meeting); and

（4）要求合资公司的董事和高级管理人员纠正其损害合资公司利益的行为。

(4) to request the Directors and Officers of the JVC to correct their acts which harm the interests of the JVC.

（5）根据本款将由监事会采取的任何行动应经过监事会的事先书面同意，并且其书面同意应由合资公司记录并保管。

(5) Any action to be taken by the Supervisors Board in accordance with this Section shall require prior written consent of Supervisors Board, and such written consent shall be recorded and be kept at the JVC.

8.3 监事会每年度召开1次会议，监事可提议召开临时监事会。监事会主席召集和主持监事会会议；监事会主席不能履行职务或者不履行职务的，由半数以上监事共同推举1名监事召集和主持监事会会议。

监事会决议应当由经半数以上监事通过。

监事会应当对所议事项的决定作成会议记录，出席会议的监事应当在会议记录上签名。

8.3 The Supervisory Board shall meet once yearly and any supervisor may propose a special meeting of the Supervisory Board .  The Supervisory Board chairman will convene and preside over the Supervisory Board meetings; provided that the Supervisory Board chairman is unable to perform his duties or fails to perform his duties, another supervisor shall be recommended and elected to convene and preside over the Supervisory Board meeting by votes of more than half of all supervisors.

Any resolution of the Supervisory Board shall be approved by votes of more than half of all supervisors.

The Supervisory Board should record all decisions in the form of Minutes of Meeting, all presented Board members should sign on the Minutes of Meeting.

第9条	经营管理机构

Clause 9 Management Organization of the JVC

9.1 公司实行董事会领导下的总经理负责制。合资公司设总经理1名，设副总经理2名，其中1名副总经理兼任首席财务官，由重汽推荐；另外1名副总经理兼任总工程师负责技术和质量，由UQM推荐。另外UQM负责推荐副财务官一名。上述人员由董事会聘任和解聘。

各方同意，考虑到合资公司的发展，在合资公司建立后，合资公司可根据生产经营需要增加副总经理的人数，由董事会讨论同意后设置。

9.1 The Company shall implement a system wherein the general manager shall be responsible for the daily operations of the Company under the leadership of the Board of Directors.  The Company will have one (1) general manager and two (2) deputy general managers, one of whom will also act as chief financial officer and will be nominated by CNHTC; the other deputy general manager will also act as chief engineer and will be nominated by UQM to oversee the Company’s technology and

quality. In addition, UQM is entitled to nominate one deputy chief financial officer.   All of above nominated personnel shall be appointed and terminated by the Board of Directors.

All Parties agree that after the establishment of JVC, the number of deputy general manager may be increased after the approval of the Board of Directors according to the requirement of the practical operation of the JVC.

9.2  总经理和副总经理职权为：

9.2 The functions and powers of the general manager and deputy general manager are as follows:

（１）总经理按照董事会的各项决定，负责公司日常经营和管理的全面工作。副总经理协助总经理工作。总经理在董事会授权范围内对外代表公司。在总经理缺席或不能工作时，由副总经理行使总经理的职责和权力。

(1) The general manager is responsible for the overall operation and management of the Company in accordance with the decisions of the Board of Directors.  The deputy general manager assists the general manager in his work.  The general manager shall represent the Company on behalf of the Board of Directors within the Board’s authorization.  When the general manager is absent or unable to work, the deputy general manager shall exercise the functions and powers of the general manager.

（２）总经理、副总经理和首席财务官可列席董事会会议，并与董事一样有权收到董事会会议通知和有关资料（有关他们本身的任免和工作表现的材料除外）。除同时兼任公司董事外，总经理和副总经理和首席财务官在董事会上没有表决权；

(2) The general manager, deputy general manager and the chief financial officer may attend the meetings of the Board of Directors and have the right to receive notice of the meeting and the relevant documents (except for the materials for their appointment and dismissal and performance).  Except for being concurrently director of the Company, the general manager, deputy general manager and the chief financial officer have no voting rights on the Board Meeting;

（３）总经理应在每年十（10）月底前将下一年度的生产计划、销售计划和财务预算提交董事会审议批准；总经理应在每年二（2）月底前向董事会提交上年度工作报告和财务决算。董事会成员有权检查、审核公司的会计帐目。

(3) The general manager shall submit the production plan, sales plan and financial budget for the next year to the Board for approval before the end of October each year.  The general manager shall submit the annual work report and financial statements to the Board of Directors in the year before the end of February.  It also shall provide the Board of Directors have the right to check and review the Company's accounting books.

9.3 经营管理和组织机构的重大改变应作为公司的重大问题，应由总经理提出，报董事会核准。

9.3 Material changes in management and organizational structure shall be proposed by the general manager as a major issue of the Company and submitted to the Board of Directors for approval.

9.4  总经理、副总经理和首席财务官任期四（4）年。总经理、副总经理不得兼任其它经济组织的高级管理人员，也不得同与合资公司竞争的其它经济组织有任何关系。

9.4 The general manager, deputy general manager and the chief financial officer shall serve for four (4) years.  The general manager and deputy general manager shall not concurrently work as the officer of other economic organizations, nor shall they have any relationship with other economic organizations competing with the JVC.

9.5 总经理、副总经理或首席财务官如发现有营私舞弊、贪污等行为或严重失职时，经董事会决议可随时撤换。

9.5 If the general manager, deputy general manager or the chief financial officer are evidenced to be engaged in malpractices of misappropriation and fraud, corruption and other acts or serious dereliction of duty, they shall be replaced at any time by a resolution of the Board of Directors.

第10条	技术许可与研发

Clause 10 Technology Licensing and Development

10.1 乙方同意将其现有所有产品覆盖的技术提供给合资公司，并以零许可费形式许可合资公司在中国制造，在中国市场生产和销售用于电驱商用车的乙方产品系列及未来产品系列。许可期为七（7）年。七（7）年期满后，合资公司将以上述相同方式继续使用许可技术，制造生产、销售许可的技术产品及提供售后服务。

10.1 UQM agrees to license to the JVC its technology and intellectual property regarding UQM’s existing products to enable the JVC to manufacture in China on a royalty-free basis.  The JVC will manufacture UQM’s current and future product portfolio used for electric drive commercial vehicles and sell such products to the Chinese domestic market.  The licensing term is  seven (7) years.  Upon expiration of the (7) years, the JVC will continue to use the licensed technology in the same way as set forth above for the manufacturing, sales and after-sales service of the licensed products.

10.2 对于乙方将来研发的非合资公司资金支持下的其他产品技术，乙方以符合成本计算的优惠价许可合资公司使用。如乙方的国外客户购买合资公司研发生产的电机产品，合资公司可以成本价加适当利润的优惠价格销售给乙方的该国外客户。

10.2 With respect to the other products and technology to be developed in the future by UQM without the funding support from the JVC, UQM will license to the JVC on a preferential royalty basis in accordance to the total cost per unit.  In case an overseas customer of UQM is intending to purchase the motor product developed by the JVC, the JVC will offer a preferential price plus appropriate profit to such customer.

10.3 乙方拥有的变速箱的控制器和换挡执行机构技术，也将免费许可给合资公司。

10.3 UQM also possesses the TCU and shifting actuator technology for transmission, which will also be licensed to the JVC for free.

10.4 甲方可委托合资公司进行生产，向合资公司产品范畴内不能提供产品解决方案的独特用途需求的客户供应关键电机和逆变器（控制器）元件。价格由合资公司根据单件的全部成本核算确定。

10.4 CNHTC may utilize the JVC for contract manufacturing for the supply of key motor and inverter (controller) components to CNHTC customers for unique applications, for which the JVC is not able to provide any solution within its product scope.  The supply price to such customers will be calculated by the JVC in accordance with the total cost per unit.

10.5 乙方可委托合资公司进行生产，向其在中国以外市场的客户供应关键电机和逆变器（控制器）元件。价格由合资公司根据单件的全部成本核算确定。

10.5 UQM may utilize the JVC for contract manufacturing for the supply of key motor and inverter components to UQM’s customers in geographic markets outside of China.  The supply price to such customers shall be calculated by the JVC in accordance with the total cost per unit.

10.6 乙方将根据与合资公司达成一致的项目开发方案向合资公司提供新产品开发设计，以支持合资公司。乙方将向合资公司开票收取产品开发设计服务费用。

10.6 UQM will provide engineering services to the JVC for new product development, manufacturing engineering support and product enhancements to support the JVC. The cost of these services will be invoiced to and paid by the JVC.

10.7 乙方可向合资公司提供载有控制软件的电机控制器的控制板，并在控制板成本价的基础上合理加价以构成乙方许可技术的收益，但上述不应构成合资公司的义务，即合资公司有权选择自行开发或向其他供应商采购控制板。UQM公司免费向合资公司提供图形接口，以满足控制系统软件能够应用于不同车型标定。

10.7 UQM may provide the control board of the motor controller loaded with control software with reasonable margin to be added on the cost of the control board to constitute the benefit of UQM for licensing its technologies, which, nevertheless, shall not constitute the obligation of the Company, who is entitled to choose independent development or to purchase such control board from other suppliers.  UQM will provide free access to a graphical interface which allows calibration of the motor control software to specific vehicle application.

10.8 乙方提供的技术需符合《中华人民共和国中外合资经营企业法》和《中华人民共和国中外合资经营企业法实施条例》及可适用的美国出口控制法和缓解措施等有关法律规定。

乙方将委派其研发人员至合资公司，负责研发设计工作，相关合理成本将由公司与UQM商定；在合资公司正式运转前，甲方也可以委派人员到乙方培训，具体培训事宜双方再行协商，并签订培训协议。

乙方将保留对所有其在本协议生效前所开发产品的知识产权的所有权。任何在合资公司内联合开发的、或由合资公司独立开发的、或在合资公司资金支持下开发的知识产权将属合资公司产权。

10.8 The technology provided by UQM shall comply with the relevant provisions of Sino Foreign Equity Joint Ventures Law and the regulations on the implementation on Sino Foreign Equity Joint Ventures Law and other relevant laws of China and applicable export control laws and mitigation measures, if any, imposed by the United States government.

At cost to be reasonably agreed upon between the JVC and UQM, UQM will appoint its R & D personnel to the JVC to be responsible for R & D design.  Prior to the formal operation of the JVC, CNHTC may also assign personnel to UQM for training.  As for the training matters, the Parties shall sign a separate training agreement.

UQM shall retain the ownership of all intellectual property rights of the Products developed prior to the entry into force of this Agreement.  Any intellectual property rights jointly or independently developed by JVC or funded by JVC shall be JVC's property.

10.9 乙方将从本协议签署之日起向公司提供必要的技术资料、技术规范、图纸，设计及其它详细资料，详见另外签署的技术许可和服务协议。

10.9 UQM shall, from the date of the execution of this Agreement, provide the necessary technical data, technical specifications, drawings, designs and other details to the Company.  As to the more detailed data, please refer to the separately signed Technology License and Service Agreement to be completed by the Parties.

10.10 乙方将根据技术许可和服务协议及培训计划提供人员培训。

10.10 UQM will provide personnel training in accordance with the Technology License and Service Agreement and the training plan.

10.11 UQM将根据《技术许可和服务协议》的规定对其向合资公司提供的技术做标准性的担保。

10.11 UQM shall provide standard warranty to its technology licensed to the JVC in accordance with the Technology License and Service Agreement.

10.12 合资公司可对乙方许可技术进行吸收、改进、创新，形成知识产权的，知识产权所有权归属应符合技术许可和服务协议的约定。

10.12 The Company may improve the licensed technology or make innovation.  The title of Intellectual Property created through above activities shall be vested as the Technology License and Service Agreement provides.

第11条	生产计划、购买和销售

Clause 11 Production Plan, Purchase and Sale

11.1 UQM的产品型谱包括 Power Phase Pro 和 Power Phase HD 电机产品系列（含例如运用软件等电机控制系统，但不包括源代码）。乙方在北美生产的其他

产品，如航空 HVAC 电机控制器，将根据市场需求及乙方与合资公司约定引入合资公司产品型谱。

11.1 UQM’s product portfolio included in the JVC shall be the Power Phase Pro and Power Phase HD motor product lines (including motor control system such as application software but excluding source code).  Other products produced by UQM in North America such as the aerospace HVAC motor controllers may be added to the JVC portfolio based on market demand and agreement between UQM and the JVC.

11.2 对于UQM许可给合资公司的产品型谱中的所有现有产品，乙方将主导其设计及释放职责，并将按照中国市场的需求，在新应用的开发和产品改进方面支持合资公司的销售及应用设计开发。根据新产品的范围及技术组合的具备条件，合资公司将主导新产品的设计开发。新产品的主导开发责任归属将由合资公司决定。

11.2 UQM shall have the lead design and release responsibility for all existing products in the product portfolio licensed to the JVC and will support the JVC sales and application design in new applications development and product enhancements as demanded by the Chinese market.  The JVC will take the leading factor in developing new products depending on scope and skill set availability. Leading developing responsibility on new products will be determined by the JVC.

11.3 匹配电机的系列化电驱车桥（E-axle）的组装业务。乙方确认，乙方的电驱车桥技术可不受限制地适用于甲方的重卡、轻卡、客车等全系列产品。甲乙方同意共同研发车桥的主导设计将由甲方技术团队负责，乙方就车桥与乙方电机的匹配设计提供支持。重汽桥箱公司生产车桥后，在合资公司进行乙方电机与车桥的集成组装。

11.3 Assembly operations of a series of E-axles matched with UQM motors and inverters/controllers:  As confirmed by UQM, the E-axle technology of UQM is free from any restrictions and is applicable for the whole line of CNHTC products including HDT, LDT and buses.  The Parties agree that CNHTC R&D team will be responsible for the lead designing of the axle to be jointly developed, and UQM shall offer designing support regarding the matching between the axle and UQM motor.

The E-axle will be produced at the facilities of SINOTRUK Jinan Axle Co., Ltd. and then integrated with UQM motor components at the assembly line of the JVC.

11.4 电机与适用变速箱组合产品的组装业务。变速箱本体在重汽变速箱部生产后，运至合资公司，并与在合资公司生产的变速箱的执行机构和TCU组装。在与电机的组装在合资公司完成。双方同意，共同研发的此类电机与变速箱组合产品的主导设计由甲方技术团队负责，乙方向甲方提供此类变速箱设计及与电机匹配的支持。

11.4 Assembly operations of the motor with applicable transmission products: The transmission body will be produced at the facilities of SINOTRUK Transmission Division and then delivered to the JVC for assembly with its actuator and TCU unit produced at the JVC, and then be integrated with the motor.  The Parties agree that CNHTC R&D team will be responsible for the lead designing of the integration products of such motor and transmission to be jointly developed, and UQM shall offer CNHTC technical support regarding the design of the transmission and matching between such transmission and motor.

11.5 乙方还将向合资公司全面提供生产型谱中产品所需的所有技术数据、生产与检测所需工艺设备、物料清单、其现有供应链以及中国供应商筛选方面的建议。

11.5 UQM will also provide the JVC with complete access to all required technical data, all technology and equipment for manufacture and test of the Products, bills of material, current supply chain and recommendations for China suppliers needed to manufacture the portfolio of products.

11.6 乙方将针对中国市场的销售向合资公司全面提供所有技术信息及上述之产品型谱。

11.6 UQM will supply the JVC all technical information and full access to the referenced product portfolio for sale in the Chinese market.

11.7合资公司生产的用于电动车桥的电机及电动车桥内装或附载的控制器可面向全球市场销售。合资公司根据技术许可与服务协议完全利用UQM技术生产的

产品在进行海外销售时，需取得UQM同意(UQM不得无理由不作出该等批准)。但以下产品海外销售无需取得UQM公司同意：1）电动车桥；2）装配至整车的合资公司产品或用于提供该等整车售后服务的配件；2）非UQM公司许可的产品，包括但不限于合资公司自己研发的产品、合资公司与他方联合研发的产品、第三方许可给合资公司的产品。

11.7 The electric motor embedded in E-axle and the controller integrated into the E-axle or attached thereto manufactured by the JVC can be sold to the global market. The Products which completely utilized UQM’s technology manufactured by the JVC under the Technology License and Service Agreement may be sold to the overseas markets only with UQM’s consent (which consent UQM shall not be unreasonably withheld), provided however, the following products may be sold to the overseas markets without UQM’s consent: 1) E-axle; 2) any Product of the JVC integrated into vehicles and the Products of the JVC used as vehicle parts to be supplied to the post-sale service providers of such vehicles; 3)The products other than those licensed by UQM to the JVC, including but not limited to any new products developed solely by the JVC or jointly with others, or the products licensed by a third party.

11.8 合资公司在本协议规定的经营范围内，进口本公司生产所需的机器设备、零配件、原材料、燃料，凡属国家规定需要领取进口许可证的，每年编制一次计划，每半年申领一次。

11.8 If the JVC, within the scope of business in this Agreement, imports what the Company needed for the production of machinery and equipment, spare parts, raw materials, fuel, is required by the Chinese government to obtain an import license, the Company shall compile an annual plan and apply for them every six (6) months.

11.9 合资公司生产的、需销往中国海外的产品，凡属国家规定需要领取出口许可证的，合资公司申领。

11.9 If an export license is required by government regulations to sell any Product manufactured by the JVC to markets outside China, the JVC shall apply for it.

11.10在合资公司生产并销售给相关商用车生产商合资公司的产品后，该商用车生产商有权为提供售后服务或维修的经销商或销售店铺供应合资公司的产品。

11.10 After the JVC sells its products to manufacturers of commercial vehicles, such manufacturers shall be entitled to supply the products of JVC to its distributors and shops providing maintenance service for such sold vehicles.

第12条	不竞争

Clause 12  Non-competition

合资公司有权生产、销售乙方所研发的所有电机、电控、电驱车桥等产品，包括但不限于用于乘用车、商用车等。针对商用车用的电机、电控、电驱车桥等产品，合资公司应享有在中国境内的独家生产与销售的权利。合资公司的合营期限内，乙方不得在中国区域内与第三方合资、合作进行商用车用电机、电控、电驱车桥等产品的生产与销售，也不可将商用车用电机技术向其他第三方授予许可。但是，就用于乘用车的电机、电控、电驱车桥等产品而言，乙方也可直接或与第三方合作在中国境内销售乘用车用电机、电控、电驱车桥等产品，也可将乘用车用电机技术、电控、电驱车桥等产品许可他人,  合资企业享有优先权，并遵从2017年8月25日签署的中国重汽-UQM购股协议中有关中国战略的条款。

The JVC shall be entitled to manufacture and sell all the motors, inverter component and E-axle developed by UQM, including but not limited to, the motors applied for commercial autos and passenger autos.  In regard to the motor，inverter component and E-axle of commercial vehicles, the JVC shall be entitled to manufacture and sell them exclusively in China, for purpose of which, UQM shall neither cooperate or co-invest with any third party in their manufacturing and sale in China, nor license the related technology to any third party.  However, with respect to the motor, inverter component and E-axle for passenger autos, UQM shall also be entitled to cooperate or co-invest with any third party in their manufacturing and sale in China, or license the related technology to any third party, with the JVC having the priority right, subject to the provisions of Sinotruk-UQM SPA  dated August 25, 2017 with respect to the strategy in China.

第13条	银行帐户和外汇安排

Clause 13 Bank Account and Foreign Exchange Arrangement

13.1  合资公司根据中国法律规定在境内银行开立人民币帐户和外币帐户。

13.1 The JVC shall open RMB accounts and foreign currency accounts in domestic banks in according to the provisions of Chinese laws.

13.2  合资公司的一切外汇事宜，按《中华人民共和国外汇管理条例》和有关管理办法办理。

13.2 All the foreign exchange transactions of the JVC shall be handled in accordance with the Regulations of China on Foreign Exchange Control and the relevant administrative measures.

第14条	财务、会计、审计、保险

Clause 14 Finance, Accounting, Auditing and Insurance

14.1 合资公司的财务与会计制度，应当按照中国有关法律和财务会计制度的规定，结合合资公司的情况加以制定，并报当地财政部门、税务机关备案。

14.1 The financial and accounting system of the JVC shall be formulated in accordance with the relevant laws of China and the provisions of the financial and accounting system, and shall be formulated in accordance with the circumstances of the JVC, and shall be submitted to the local financial department and the tax authorities for record.

14.2 合资公司设首席财务官，协助总经理负责企业的财务会计工作。

14.2 The JVC shall have the chief financial officer to assist the general manager in charge of the financial and accounting work of the Company.

14.3 合资公司会计年度采用日历年制，自公历每年1月1日起至12月31日止为一个会计年度。

14.3 The Company shall adopt the calendar year as its fiscal year, which shall begin on January 1 and end on December 31.

14.4 合资公司一切自制凭证、账簿、报表必须用中文书写。

14.4 All self-made vouchers, account books and statements of the Company must be written in Chinese.

14.5 合资公司采用人民币作为记账本位币。

14.5 The Company shall use RMB as its bookkeeping currency.

14.6 合资公司按照《中华人民共和国企业所得税法》缴纳所得税后的利润分配原则如下：

14.6 The principle of the distribution of profits after the income tax has been paid by the JVC in accordance with the Enterprise Income Tax Law of China:

（1）按照公司法规定提取法定公积金、提取比例为税后利润的10%，提取任意公积金，比例由合资公司确定，但需符合中国有关法律法规；

(1) The statutory common reserve shall be drawn in accordance with the People’s Republic of China Company Law and percentage shall be 10% of the after-tax profit.  As to the percentage of discretionary common reserve, it shall be determined by the JVC in compliance with related laws and regulations of China,

（2）法定公积金除用于垫补合资公司亏损外，经批准也可以用于本企业增加资本，扩大生产；

(2) In addition to making up the losses of the JVC, upon approval, the statutory common reserve can also be used to increase the capital of the Company, expand production after approved by the JVC;

（3）按照本条第（1）项规定提取基金后的可分配利润，董事会确定分配的，应当按合资各方的出资比例进行分配。

(3) In accordance with the provisions of item 1 of this clause, the distributable profits after the withdrawal of the funds shall be allocated by the Board of Directors, which shall be allocated according to the proportion of the capital contributions made by the Parties to the JVC.

14.7 以前年度的亏损未弥补前不得分配利润。以前年度未分配的利润，可以并入本年度利润分配。

14.7 No profits shall be distributed before the losses of the previous year have been made up. Undistributed profits for the previous year may be incorporated into the current year's profits distribution.

14.8 合资公司应当向合资各方、当地税务机关和财政部门报送季度和年度会计报表。

14.8 The Company shall submit the JVC’s  quarterly and annual financial statements to the Parties, the local tax authorities and the financial departments.

14.9 合资公司的下列文件、证件、报表，应当经中国的注册会计师验证和出具证明，方为有效：

14.9 The following documents, certificates and statements of the JVC shall be verified and issued by the certified public accountants of China for the purpose of being valid.

（1）合资各方的出资证明书；

(1) The contribution certificate of the Parties;

（2）合资公司的年度会计报表；

(2) Annual accounting statements of the JVC;

（3）合资公司清算的会计报表。

(3) Accounting statements of the liquidation of the JVC.

14.10 合资公司的年度会计报表按照中国会计准则做出，可向乙方提供一份与中国年度财务报表的英文版本，供乙方参考。

14.10 The annual accounting statements of the JVC may be made in accordance with the Chinese accounting standards, and may provide Party B with an English version of the annual financial statements of China for the reference of Party B.

14.11 公司的财产、运输和其他各项保险应向知名保险公司投保。

14.11 The property, transportation and other assets of the JVC shall be insured by a noted insurance company.

第15条	税务

Clause 15 Tax

15.1 合资公司按中华人民共和国有关法律的规定缴纳各种税款。

15.1 The JVC shall pay various taxes in accordance with the relevant laws of China.

15.2 合资公司职工按《中华人民共和国个人所得税法》缴纳个人所得税。

15.2 The employees of the JVC shall pay individual income tax in accordance with the Personal Income Tax Law of China.

15.3 合资公司将依法向中国政府有关机构申请各种可能的减税或免税。

15.3 The JVC shall apply for tax reduction or tax exemption to the extent possible in accordance with the law to the relevant authorities of the Chinese government.

第16条	合资公司职工的雇佣、解雇及工资、福利

Clause 16 Employment, Dismissal and Wages and Benefits of the Employees

合资公司职工的雇佣、辞退、辞职、升级、降级和调动，按照国家有关劳动和社会保障的规定，由总经理批准。合资公司职工的工资和福利待遇由总经理向董事

会提出建议，董事会按照国家有关劳动和社会保障的规定，进行审批。合资公司和职工订立劳动合同，报当地劳动管理部门备案。

The employment, dismissal, resignation, promotion, demotion and transfer of the employees of the JVC shall be approved by the general manager in accordance with the state regulations concerning labor and social security.  The salary and benefits of the staff and workers of the JVC shall be put forward by the general manager to the Board of Directors, and the Board of Directors shall examine and approve in accordance with the relevant state regulations concerning labor and social security.  The JVC shall enter into the labor contract with the staff and workers and report it to the local labor administration department for record.

第17条	工会

Clause 17 Labor Union

17.1  合资公司职工有权按照《中华人民共和国工会法》和《中华全国总工会章程》的规定，建立基层工会组织，开展工会活动。合资公司工会是职工利益的代表，有权代表职工同合资公司签订劳动合同，并监督合同的执行。

17.1 The employees of JVC have the right, in accordance with the Trade Union Law and the People's Republic of China Constitution provisions of the ACFTU, to establish grass-roots trade union organization and carry out trade union activities.  A JVC trade union is a representative of the interests of employees and has the right to sign labor contracts with the JVC on behalf of its employees, and supervise the implementation of the contract.

17.2 合资公司工会的基本任务是依法维护职工的民主权利和物质利益；协助合资公司安排和合理使用福利、奖励基金；组织职工学习政治、科学、技术和业务知识，开展文艺、体育活动；教育职工遵守劳动纪律，努力完成公司的各项经济任务。

17.2 The basic tasks of the trade union of the JVC is to protect workers' democratic rights and material interests according to the law; to assist the JVC to arrange and make rational use of welfare funds and bonuses; to organize the study on political, scientific, technical and business knowledge, to carry out cultural and sports activities; to educate workers to observe labor discipline and strive to fulfill the economic tasks of the Company.

17.3  合资公司董事会讨论有关合资公司发展规划、生产经营活动等重大事项时，工会的代表有权列席会议，反映职工的意见和要求。董事会会议研究决定有关职工奖励、工资制度、生产福利、劳动保护和保险等问题时，工会的代表有权列席会议，董事会应当听取工会的意见，取得工会的合作。

17.3 When the Board of Directors of the JVC discusses such important matters as the development plan of the JVC and the production and operation activities, the representatives of the trade union shall be entitled to attend the meeting to reflect the opinions and demands of the staff and workers.  When the meeting of the Board of Directors considers related bonuses, wage system, welfare benefits, labor protection and production of insurance and other issues, the trade union representatives have the right to attend the meeting, the Board of Directors shall listen to the opinions of the trade union, and obtain its cooperation.

17.4合资公司应当积极支持本公司工会的工作。合资公司应当按照《中华人民共和国工会法》的规定为工会组织提供必要的房屋和设备，用于办公、会议、举办职工集体福利、文化、体育事业。合资公司每月按公司职工实际工资总额的2％拨交工会经费，由本公司工会按照中华全国总工会制定的有关工会经费管理办法使用。

17.4 The JVC shall actively support the work of the trade union of the Company.  The JVC shall, in accordance with the regulations of the trade union laws of China, provide the necessary housing and equipment for the trade union organizations for office, conference and staff welfare, cultural and sports undertakings.  The JVC shall allocate 2% of total actual amount of the Company's monthly wages into labor union funds, formulated by the trade union in accordance with the Chinese National

Federation of trade unions on trade union funds management.

第18条	期限、解散和清算

Clause 18 Term, Dissolution and Liquidation

18.1  公司的合资期限为二十（20）年。合资期限从公司营业执照签发之日起算。

18.1 The term of the JVC shall be twenty (20) years. The term of the JVC shall be counted from the date of issuance of the business license of the Company.

18.2  如经各方书面同意延长公司的合资期限，经过董事会批准后公司将在合资期满前六（6）个月向商务主管部门报送由合资各方授权代表签署的延长合资期限的申请书。获准后，公司应向工商行政管理局办理延期手续。

18.2 If the Parties agree to extend the term of the Company in writing, six (6) months prior to the expiration of the JVC, the Company shall submit the application to the Competent Authorities for approval after the Board has passed such resolution.  Upon the receipt of such approval, the Company shall conduct the extension procedure with the local Industry and Commerce Bureau.

18.3  公司在下列情况下解散：

18.3 The Company shall be dissolved in the following circumstances:

（１）公司期限届满，而各方没有同意延长公司的合资期限；

(1) Upon the expiration of the term of the Company, the Parties have not agreed to extend the term of the JVC.

（２）公司发生严重亏损无力继续经营；

(2) The JVC suffers heavy losses and is unable to continue its operations.

（３）各方中任何一方不履行本协议所规定的义务，致使公司无法继续经营；

(3) One Party fails to perform its obligations under this Agreement, resulting in the Company being unable to continue its operations.

（４）因不可抗力公司遭受严重损失，无法继续经营；

(4) Because of the force majeure, the Company suffered heavy losses and could not continue its operation.

（5）合资公司未达到其经营目的，同时又无发展前途；

(5) The JVC has not achieved the purpose of its operations and has no prospects for further development.

（6）合资公司协议、章程所规定的其他解散原因已经出现。

(6) Other dissolution events as stipulated in the Agreement and Articles of Association of the JVC have already appeared.

18.4 前款第（2）、（4）、（5）、（6）项情况发生的，由董事会提出解散申请书，报审批构批准；第（3）项情况发生的，由履行协议的一方提出申请，报审批机构批准（如果需要）。

18.4 Such a case as in the preceding paragraphs (2), (4), (5), (6) occurs, the Board of Directors may propose a dissolution application for an approval of Competent Authorities; such a case as paragraph (3) occurs, the application may be filed by the non-breaching Party for an approval from Competent Authorities（if required）.

18.5 在本条第一款第（3）项情况下，不履行合资公司协议、合同、章程规定的义务一方，应当对合资公司由此造成的损失负赔偿责任。

18.5 In the case of the paragraph (3) of this clause, if a Party fails to perform the obligations stipulated in the Agreement and the Articles of Association, such Party shall be liable for the losses suffered by the JVC.

18.6 合资公司宣告解散时，应当进行清算。合资公司应当依法成立清算委员会，由清算委员会负责清算事宜。

18.6 When the JVC is declared to be dissolved, it shall make liquidation.  The JVC shall set up a liquidation committee in accordance with the law, and the liquidation committee shall be responsible for the liquidation.

18.7 清算委员会的成员一般应当在合资公司的董事中选任。董事不能担任或者不适合担任清算委员会成员时，合资公司可以聘请中国的注册会计师、律师担任。审批机构认为必要时，可以派人进行监督。

18.7 The members of the liquidation committee shall generally be appointed among the Directors of the JVC.  If the Directors are unable to perform or are unsuitable to be the members of the liquidation committee, the JVC may engage Chinese certified public accountants and lawyers.  When Competent Authority deems it necessary, it may appoint a person to supervise.

18.8 清算费用和清算委员会成员的酬劳应当从合资公司现存财产中优先支付。

18.8 The liquidation expenses and the remuneration of the members of the liquidation committee shall be paid in priority from the existing assets of the JVC.

18.9 清算委员会的任务是对合资公司的财产、债权、债务进行全面清查，编制资产负债表和财产目录，提出财产作价和计算依据，制定清算方案，提请董事会会议通过后执行。

18.9 The tasks of the liquidation committee are to clarify the property of the JVC as well as creditor's rights and debts, to conduct a comprehensive inventory, to prepare a balance sheet and the property directory, to put forward the basis for property evaluation and calculation, to formulate a liquidation plan, and submit the workouts hereof to the Board Meeting for their execution.

18.10 清算期间，清算委员会代表该合资公司起诉和应诉。

18.10 During the period of liquidation, the liquidation committee shall represent the JVC to commence or respond to a lawsuit.

18.11 合资公司以其全部资产对其债务承担责任。合资公司清偿债务后的剩余财产按照合资各方的出资比例进行分配，但合资公司协议、章程另有规定的除外。

18.11 The JVC is liable for its debts to the extent of all of its assets.  The remaining assets of the JVC after the debts have been paid off shall be allocated according to the proportion of the contributions made by the Parties to the JVC, except as otherwise stipulated in this Agreement and the Articles of Association.

18.12 合资公司解散时，其资产净额或者剩余财产减除企业未分配利润、各项基金、相关税费和清算费用等后的余额，超过实缴资本的部分为清算所得，应当依法缴纳所得税。

18.12 Upon the dissolution of the JVC, its net assets or remaining property after the deduction of undistributed profits, various funds, all taxes, liquidation expenses etc., exceeds the registered capital is liquidation income, income tax shall be paid in accordance with the law.

18.13 合资公司的清算工作结束后，由清算委员会提出清算结束报告，提请董事会会议通过后，报告审批机构，并向登记管理机构办理注销登记手续，缴销营业执照。

18.13 Upon completion of the liquidation of the JVC, the liquidation committee shall propose a liquidation report to the Board Meeting.  Upon Board’s approval the committee shall submit such liquidation report to the Competent Authority, and apply to the local Industrial and Commercial Bureau for nullifying the Company’s registration and hand in its business license.

18.14 合资公司解散后，各项账册及文件应当由原中国合资者保存，如乙方和丙方需要，可以查阅。

18.14 After the dissolution of the JVC, its account books and documents shall be kept by Party A. In case Party B and C need, they can refer to them.

第19条	不可抗力

Clause 19 Force Majeure

19.1 由于受到不可抗力事件的影响而延迟或不能履行协议义务的任何一方，不承担延迟履行或不履行协议义务的责任。

19.1 No liability for any Party shall result from any delay or failure to perform its obligations under this Agreement to the extent affected by an event of force majeure.

19.2 不可抗力事件指自然灾害、火灾、意外事故、水灾、地震、罢工或工厂关闭、骚乱、暴动或动乱、禁运、战争；或指影响的一方或各方不能合理控制的一切其他原因。遭受不可抗力事件影响的一方应将不可抗力事件的发生及其影响，及时通知对方，同时采取合理的行动减轻其后果，并以快递方式将有关当局的证明文件寄给对方。

19.2 Force majeure in this clause refers to acts of God, fire, casualty, flood, earthquake, strikes or lockouts, riots, insurrections or civil disorders, embargoes, war, or any event beyond the reasonable control of affected Parties.  The Party suffering from the effects of the event of force majeure shall promptly notify the other Parties, at the same time to take appropriate action to mitigate its consequences, and serve notice and certificates from applicable authorities by express mail to the other Parties.

19.3 如因不可抗力事件而使本协议的宗旨受到严重的、不可补救的损害时，应把该事件提交董事会以确定应采取的适当的措施。

19.3 In the event of any serious or irreparable damage to the purposes of this Agreement due to force majeure events, the matter shall be referred to the Board of Directors for the purpose of determining the appropriate measures to be taken.

第20条	保密

Clause 20 Non-Disclosure

在合资期限内及其后两（2）年间，各方应对任何一方及其雇员由于参与合资协议有关的活动，从他方或他方的关联公司所得到的一切数据和任何其他资料，与合作项目相关的商业秘密，以及为制备或履行本协议提供的保密资料及根据本协议指定的任何其他保密资料保守秘密，不得外传。尽管如此，各方从技术许可和服务协议中获得的授权技术均受此技术许可和服务协议规定的限制。

Within the period of joint venture and two (2) years after the expiration of the term of the JVC, any Party and its employees, due to its or his participation in activities related to the Joint Venture Agreement, shall keep confidential of all the data and information obtained from the other Parties and their affiliates, all the trade secrets related to the cooperative project, confidential information provided for the preparation or performance of this Agreement and any other confidential information specified in this Agreement.  Notwithstanding the foregoing, the Parties’ obligations with respect to any Licensed Technology obtained through the Technology License and Service Agreement shall be governed by that agreement.

第21条	违约责任

Clause 21 Liability for Breach of This Agreement

21.1 任何一方违反协议，另外协议方有权要求违约方在不少于六十（60）天的合理期限内采取补救措施。

21.1 If either Party breaches the Agreement, the other Parties shall have the right to require the breaching party to take remedial measures within a reasonable period of not less than sixty (60) days.

21.2 如果违反协议的一方六十（60）天内不采取补救措施或者采取补救措施后尚不能完全弥补另一方受到的损失，另外协议方有权要求赔偿损失。

21.2 If the breaching Party fails to take remedial measures within sixty (60) days, or after the remedial measures being adopted the other Parties cannot completely compensate for the losses suffered, the other Parties have the right to claim compensation for the loss.

21.3因一方违反协议而使本协议的宗旨受到严重的、不可补救的损害时，另一方有权在违约事件发生后三十（30）天内书面通知违反协议的一方终止协议，此项终止不影响要求赔偿的权利。

21.3Where one Party breaches the Agreement and the JVC’s purpose is seriously and irreparably damaged, the other Parties are entitled to terminate this Agreement within thirty (30) days after the event of default occurs with written notice.  The termination of this Agreement does not affect their rights to claim compensation for their losses from the breaching Party.

21.4 在任何情况下，任何一方对另一方的利润损失和间接损失不负责任。

21.4 In any case, none of the parties shall be liable for any loss of profits or indirect losses to the other Parties.

21.5 每一方保证并承诺，该方应遵守适用于其的一切反商业贿赂法律，包括但不限于美国《反海外腐败法》以及中国有关商业贿赂的适用法律。在法律允许的最大范围内，甲方和合资公司应向乙方赔偿并使乙方免受损害于根据美国《反海外腐败法》或者任何类似法律就甲方、公司、总经理或公司其他任何人员违反该等法律而对乙方处以/施加的任何罚款、处罚或其他义务（包括但不限于律师费），但该等违法行为系因乙方造成的除外。

21.5 Each Party warrants and covenants that it shall comply with all anti-commercial bribery laws applicable to it, including, without limitation, the US Foreign Corrupt Practices Act and the PRC applicable laws governing commercial bribery.  To the fullest extent permitted by law, Party A and the JVC will indemnify and hold harmless Party B for any fines, penalties or other obligations imposed upon Party B including, but not limited to attorney’s fees, under the US Foreign Corrupt Practices Act or any similar laws for violations of same by Party A, the Company, the General Manager or any other Company personnel, provided such violations were not caused by Party B.

第22条	修改

Clause 22 Modification

对本协议的修改均应以书面方式进行，经各方或其代表签署后方为有效。

Modification to this Agreement shall be valid and binding on the Parties only if they are in writing, signed by duly authorized representatives of the Parties.

第23条	无效

Clause 23 Invalidity

本协议的各条款均是可分割的。如果根据任何司法管辖区的法律，任何条款在任何方面被裁定为或变成无效或不可执行，而各方应尽一切合理努力，以效果尽可能接近该条款拟定效果的有效并可执行的替代条款在该方面取代该条款。若合资各方政府部门要求下，需依照各方相关适用法律修改本协议，各方应在不严重影响本协议宗旨的前提下，尽最大努力对本协议做出相应修改。

The terms of this Agreement are severable.  If any term or provision of this Agreement shall be hereafter declared by a final adjudication of any tribunal or court of competent jurisdiction to be invalid or unenforceable, the Parties shall make all reasonable efforts to replace the aforementioned terms or provisions with valid and enforceable terms with effect as close as possible to the effect of the replaced contract terms.  If any Party is required by its government authority to amend this Agreement in order to comply with applicable laws, the Parties shall use their best effort to do so accordingly as long as such amendment does not frustrate the overall purpose of this Agreement.

第24条	完整协议

Clause 24 Entire Agreement

本协议及技术许可和服务协议载列了各方之间关于本协议主题事项的全部约定。任何一方对于任何其他方或其代表所作但未在本协议或交易文件中明确列出或提及的任何陈述、声明、保证或承诺，均不享有任何索赔权或法律补救方法。除关于违反本协议或交易文件的责任外，一方对于任何其他方均无任何审慎责任，

也无侵权或其他方面的责任。本条不排除与欺诈性失实陈述有关的任何责任或救济。

This Agreement together with the Technology License and Service Agreement and all appendices and exhibits contains a list of all terms agreed between the Parties with respect to for the subject matter thereof.  Any statement, declaration, guarantee or commitment made by any Party to any other Parties or their representatives but not referred to in the Agreement or other trade documents are not entitled to any claim or legal remedy.  Unless the liability for breach of this Agreement or transaction document, the Party shall not be liable for any prudent, tort or other liabilities to other Parties.  This clause does not exclude any liability or remedy related to fraudulent misrepresentation.

第25条	公告

Clause 25 Announcement

25.1 任何一方未经其他各方事先书面同意（不得无理地拒绝或延迟给予同意），不得就本协议的存在或主题事项作出（或促成作出）任何披露或公告，或者刊发任何通函。

25.1 Any Party, without the prior written consent of the other Parties (that shall not be unreasonably withheld or delayed), shall not make (or offer to make) any disclosure or announcement, or any circulars, in connection with the existence or subject matter of this Agreement.

25.2 本协议第20条规定的限制不适用于相关司法管辖区的法律、任何证券交易所或者任何监管或其他监督部门或机构要求的披露、公告或通函，而不论有关要求是否有法律效力。如果此除外规定适用，则作出公告或刊发通函的一方应尽其合理努力，就公告或通函的形式、内容及时间安排事先与其他各方协商。

25.2 The provisions of Clause 20 of this Agreement are not applicable to any disclosure, announcements or circulars required by applicable law, securities exchange or any other regulatory or supervisory authorities, regardless of whether the requirements are effectual.  If the exception term is applicable, the Party who has announced should make reasonable efforts to consult with other Parties in advance on the form, content and timing of the announcement or the circular.

第26条	陈述与保证

Clause 26 Representations and Warranties

26.1 各方在此向其他股东陈述、保证并承诺:

26.1 Each Party hereby represents, warrants and undertakes to each other Party that:

（1）该实体是根据其设立地法律适当设立且有效存续的实体；

(1) it is a corporation duly incorporated and validly existing under the laws of the place of its incorporation;

（2）其有权签署本协议并履行其义务，有权根据本协议约定进行交易，且有权进行其现有的或计划的业务；

(2) it has the power to enter into and perform its obligations under this Agreement, to carry out the transactions contemplated by this Agreement and to carry on its business as now conducted or contemplated; and

（3）经各方董事会批准，本协议构成对各方可执行的有效且有约束力的责任。

(3) subject to the Parties’ Board Approval this Agreement constitutes a valid and binding obligation of the Parties, enforceable in accordance with its terms.

26.2进一步保证

26.2 Further Assurance

每一方向其他各方表示同意，只要依法可以做到，其将就任何人行使（直接或间接）拥有的所有表决权和权力，确保本协议（及其提及的其他协议）的条款全面和准时地被遵守及履行，并一般地确保本协议载列的原则具有充分效力。

Each Party shall agree to the other Parties that it will ensure that any person can exercise (directly or indirectly) all voting rights and powers, that the terms of the Agreement (and other agreements mentioned) could be comprehensively and punctually complied and performed and that the general principles in the Agreement are in full force.

第27条	条款的约束力

Clause 27 Binding Force of the Terms

本协议载列的承诺和约定对于各方的承继人具有约束力，并且是为他们的利益而订立。

The terms and provisions of the Agreement are binding upon the successors of the Parties and inure to their benefits.

第28条	不转让

Clause 28 Non-Transfer

各方在本协议下所有的利益、权利及权益均属该方专门持有，除非获得其他方的事先书面同意，任何一方均不得（也不得意图）出让、转让、抵押或以其他方式处置其在本协议项下的全部或任何权利及/或义务，也不得全部或部分地授出、宣称、创立或处置其中的任何权利或权益。

All the interests and rights under this Agreement are held by the Parties. Without the prior written consent of other Parties, any Party shall neither sell, transfer, mortgage or otherwise dispose any or all the rights and /or obligations to any third party, nor wholly or partially grant, claim, create or disposal any of their rights or interests.

第29条	弃权

Clause 29 Waiver

一方放弃对任何其他一方未能履行本协议任何条款的追究，并非也不得解释为放弃追究类似或不同性质的任何其他未履约行为。

The waiver of one Party of any claim of another Party’s default is not and shall not be considered as the waiver of any other claim of breach of similar or different nature.

第30条	争议的解决

Clause 30 Dispute Resolution

30.1 对本协议的任何条款的执行或解释所引起的任何争议，各方应尽量大努力友好协商解决。

30.1 Each Party shall use its best effort to resolve any disputes arising from the execution or interpretation of any terms of this Agreement through friendly negotiation.

30.2 各方由本协议、违约、协议终止、协议有效性引发或与此相关的任何纠纷、争议或主张（以下简称“纠纷”），应提交香港国际仲裁中心仲裁，按照届时有效的香港国际仲裁中心的仲裁规则（以下简称“仲裁规则”），指定的【3】名仲裁员解决。若仲裁规则未覆盖仲裁程序，则由仲裁员决定。仲裁前，各方首先应及时友好地尝试通过协商和沟通的方式解决纠纷。若自一方通知另一方该纠纷之日起六十（60）日内双方未能通过协商和沟通解决纠纷，则任何一方可以将纠纷提交仲裁。仲裁地为香港，仲裁语言为英语。仲裁裁决为最终裁决，对各方具有约束力。

Any dispute, controversy or claim among the Parties arising out of, relating to or in connection with this Agreement, or the breach, termination or validity hereof (a " Dispute") shall be finally settled by arbitration under the Arbitration Rules of the Hong Kong International Arbitration Center (the "Rules") for the time being in force by 【3】 arbitrators appointed in accordance with the Rules.  To the extent that the procedure of the arbitration is not covered by the Rules, it shall be decided by the arbitrator.  Prior to the initiation of any arbitration, the Parties shall first attempt amicably and promptly to settle such Dispute by negotiation and consultation. In the event the Parties are unable to settle a Dispute by negotiation and consultation within sixty (60) days of notice by any Party as to the existence of such Dispute, any Party to such Dispute may submit the Dispute to arbitration.  The place of arbitration shall be Hong Kong, and the language shall be English. The arbitral award shall be final and binding upon the Parties.

30.3 在仲裁过程中，除争议事项外，各方应继续执行本协议和公司章程中的其它所有条款。

30.3 In the course of arbitration, the Parties shall continue to carry out all the other provisions of this Agreement except for the issues to be arbitrated.

30.4 仲裁费用将由仲裁庭在裁决书中确定并由败诉方负担。

30.4 The fees for arbitration shall be determined by the arbitration tribunal in the award and shall be borne by the losing party.

30.5 本协议的适用法是中华人民共和国的法律。

30.5 This Agreement shall be governed by the laws of China.

第31条	协议文件和文字

Clause 31 Counterparts; Language

31.1 本协议用中英两种文字书写，两种文本具有同等效力。

31.1 This Agreement is written in Chinese and English languages, both of which have the same legal effect.

31.2 本协议经主管机关批准后，以前的一切和本协议有关的合同和协议（包括但不限于甲方和丙方签订的合资公司协议）均自动失效。除由主管机关批准的各方签字的书面协议外，对本协议的任何修改将是无效。

31.2 The contracts and agreements related to the JVC, previously entered into among the Parties (including the joint venture contract between Party A and Party C), shall be replaced automatically by this Agreement after the approval of the Competent Authority.  Except for the written agreement signed by the Parties and approved by the Competent Authority, any modification to this Agreement shall be null and void.

第32条	本协议的有效期

Clause 32 Term of Joint Venture Agreement

32.1 本协议经各方董事会批准签署后报中国主管机关：青岛市（或者企业注册所在的区）商务局批准之日起生效。

32.1 This Agreement shall be effective upon the ratification of the Competent Authority in Qingdao Municipal（or the district where the Company is located） Bureau of Commerce after being approved by each Party’s Board of Directors..

32.2 各方承诺，在本协议上签署的代表均有权合法有效的签署本协议。

32.2 All Parties undertake that the signatory of each Party that signs this Agreement has been duly authorized.

32.3 如果本协议的内容与各方为成立该合资企业所签署的包括但不限于框架协议、会谈纪要、备忘录等法律文件有冲突，则以本协议为准。

32.3 In case that there is any discrepancy between this Agreement and the following legal documents (for the purpose of establishment of the JVC), including but not limited to: strategic framework agreements, meeting minutes, memorandum, this Agreement shall prevail.

第33条	通知

Clause 33 Notice

33.1 有关本协议的给各方及各位董事的一切通知均应用中、英文书面作出。上述通知可以用快递、传真或其它常用通讯方法发出。通知生效日期为收件人收件日期。以挂号信件发送通知，交邮日期后第七（7）天为收件日期；以电报或电传发送通知，电报或电传发出后第三（3）天为收件日期。

33.1 All notices in respect of this Agreement to each Party and to Directors shall be written in both Chinese and English.  The above notices may be sent by express mail, fax or other commonly used means of communication.  The notification effective date is the date of the receipt. To send a notice by mail, the seventh (7th) day after the date of the postmark shall be the date of receipt; for a notice sent by telegram or telex, the third (3rd) day after the date of dispatch of the cable or telex shall be regarded as the date of receipt.

本协议签约各方的发送通知地址：

The notification address of the Parties to the Agreement:

甲方：

联系人：兰俊杰

地址：中国山东省济南市高新区华奥路777号重汽科技大厦

联系电话（传真）：86-0531-58062551

CNHTC:

Contact person: Lan Junjie

Address: Sinotruk Tower, No. 777 Hua’ao Road, Innovation Zone, Jinan, Shandong, China

Tel (Fax): 86-0531-58062551

乙方：

联系人：David Rosenthal (Chief Financial Officer)

地址：UQM Technologies, 4120 Specialty Place, Longmont, Colorado, USA

联系电话（传真）：01-303-808-2761

UQM：

Contact person: David Rosenthal (Chief Financial Officer)

Address: UQM Technologies, 4120 Specialty Place, Longmont, Colorado, USA

Tel (Fax):01-303-808-2761

丙方：

重汽地球村

联系人：兰俊杰

地址：中国山东省济南市高新区华奥路777号重汽科技大厦

联系电话（传真）：86-0531-58062551

SGVIL:

Contact Person: Lan Junjie

Address: Sinotruk Tower, No. 777 Hua’ao Road, Innovation Zone, Jinan, Shandong, China

Tel (Fax): 86-0531-58062551

33.2 任何一方均可以书面方式通知另一方更改本条中所列的任何详细资料，方法是根据本条规定向其他方发出提前不少于十（10）个工作日的变更通知

33.2 Either Party may notify the other Party, in writing, to change any detailed information contained in this clause, by giving not less than ten (10) days’ notice to the other Parties in advance.

（以下无正文）

(This page is intentionally left blank.)

（本页为签署页）

(Signature pages)

甲方：中国重型汽车集团有限公司

法定代表人或其授权代表：马纯济

China National Heavy Duty Truck Group Co., Ltd.:      /s/MA CHUNJI

The legal representative or his authorized person: Ma, Chunji

乙方：UQM科技股份有限公司

法定代表人或其授权代表：Joseph R. Mitchell

UQM: UQM Technologies, Inc.     /s/JOSEPH R. MITCHELL

The legal representative or his authorized person: Joseph Mitchell

丙方：中国重汽地球村投资有限公司

法定代表人或其授权代表： 马纯济

Sinotruk Global Village Investment Limited:     /s/MA CHUNJI

The legal representative or his authorized person: Ma, Chunji